UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2026

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 298-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 8, 2026, Genpact Limited (the “Company”) announced that Ms. Sumita Pandit, age 49, will become its new Senior Vice President and Chief Financial Officer, effective September 9, 2026. Upon Ms. Pandit assuming the role of Senior Vice President and Chief Financial Officer of the Company, Mr. Michael Weiner will step down as Chief Financial Officer and remain employed by the Company in a transitional capacity through March 31, 2027. Mr. Weiner’s departure is not due to any disagreements related to accounting principles or practices, financial statement disclosures, or internal controls with the Company’s auditors or management. On September 3, 2026, the Company entered into an employment agreement (the “Agreement”) with Ms. Pandit, effective as of the date of the Agreement, as more fully described below.

Prior to joining the Company, Ms. Pandit worked at Radian in various roles from March 2023 to February 2026. She joined Radian in March 2023 as the Chief Growth Officer. She was appointed Chief Financial Officer in May 2023 and then President and Chief Financial Officer in April 2025. Prior to Radian, she served as the Chief Operating Officer of dLocal, a global cross-border payments company, from 2021 to 2023. Prior to that, Ms. Pandit held various Managing Director positions at J.P. Morgan Chase & Co. from 2015 through 2021, including Managing Director and Global Head of Fintech Investment Banking. Ms. Pandit also served as Vice President, Financial Institutions Group for Goldman Sachs from 2008 until 2015. From October 2021 to May 2023, Ms. Pandit also served on the board of Pushpay Holdings Limited, a public company that offers donor engagement software to non-profit companies. She has a Master of Business Administration from The Wharton School and an undergraduate degree in electrical engineering from National Institute of Technology, India.

There are no arrangements or understandings between Ms. Pandit and any other person pursuant to which she was appointed as Senior Vice President and Chief Financial Officer. There are no family relationships between Ms. Pandit and any director or executive officer of the Company, and there have been no transactions between Ms. Pandit and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Pandit

The Agreement, which is for an unspecified term, provides for an annual base salary of $750,000 and an annual performance bonus with a target of 120% of base salary, each of which is subject to review annually by the Board of Directors (the “Board”) of the Company and may be adjusted at the Board’s discretion from time to time. Under the Agreement, Ms. Pandit is also eligible to participate in all employee benefit plans maintained by the Company for the benefit of its executives generally and is entitled to severance benefits upon certain qualifying terminations of employment, as described in more detail below. The Agreement provides that Ms. Pandit’s employment with the Company may be terminated at any time with or without cause.

The Agreement provides that Ms. Pandit will be eligible for a one-time bonus (the “One-Time Bonus”) in the aggregate amount of $3,000,000, payable in two tranches: $400,000 in December 2026 and $2,600,000 in December 2027, in each case subject to the satisfactory performance of her duties. Unpaid amounts are generally forfeited upon cessation of Ms. Pandit’s employment for any reason, including resignation or termination, except as described below in connection with a termination of Ms. Pandit by the Company without “cause” or by Ms. Pandit for “good reason” (each as defined in the Agreement).

Additionally, subject to the approval of the Compensation Committee of the Board (the “Compensation Committee”), the Agreement provides for two initial equity awards to be granted to Ms. Pandit under the Company’s 2017 Omnibus Incentive Compensation Plan (the “Plan”) in connection with the commencement of her employment. Ms. Pandit will be granted a 2026 performance share unit (“PSU”) award covering a target number of shares determined by dividing $2,675,000 by the closing price of a Company common share on the grant date. The award will vest based on the level of achievement of performance goals established by the Compensation Committee, and Ms. Pandit’s continued employment through the applicable service period, consistent with the 2026 PSU awards granted to other senior executives of the Company. Ms. Pandit will also be granted a restricted share unit (“RSU”) award covering a number of common shares determined by dividing $2,675,000 by the closing price of a Company common share on the grant date. The RSUs will vest in three equal annual installments over a three-year period following the grant date. The PSUs and the RSUs will be subject to accelerated vesting as described below upon a termination by the Company without “cause” or by Ms. Pandit for “good reason.”

In the event Ms. Pandit is terminated by the Company without “cause” or she resigns for “good reason” (each as defined in the Agreement), she will be eligible to receive severance payments that consist of (a) an amount equal to the sum of 6 months of her base salary, plus one week of her base salary for each year of service with the Company (up to a maxim of 12 weeks) payable in equal installments over the 12-month period following termination; (b) a lump sum payment in an amount equal to her pro-rated target bonus for the year of termination based on the number of days she was employed in the year of termination; and (c) a lump-sum payment equal to the cost that would be payable by the Company, measured as of her termination date, of acquiring health benefits for Ms. Pandit and her spouse and eligible dependents, as applicable, under the Company’s group health plan for 18 months following termination.

In addition, in the event such termination occurs prior to or more than 24 months following a change of control of the Company (as defined in the Plan), each of Ms. Pandit’s then outstanding (i) time-based options and time-based restricted share unit awards will vest on the termination date with respect to the number of shares that would have vested had Ms. Pandit continued in service for a period of 12 months following the termination date and (ii) performance share awards will vest with respect to the number of shares that would have vested had Ms. Pandit continued in service for a period of 12 months following the termination date, with such number of shares, if any, determined based on the level of attainment of the performance objectives upon the completion of the relevant performance period within 12 months following the termination date. All time-based options (including with respect to any previously vested shares) may be exercised for six months following the termination date (or if earlier, upon the expiration of the term of the time-based option). Any One-Time Bonus amount that would have been owed and payable had Ms. Pandit continued in employment or service for a period of 12 months following the termination date.

In the event such termination occurs within 24 months following a change of control, each of Ms. Pandit’s outstanding time-based options, time-based restricted share unit awards and performance share awards will vest in full on the change of control (with respect to the number of shares then subject to the awards). All time-based options (including with respect to any previously vested shares) will remain exercisable for a period of 6 months following the termination date (or if earlier, upon the expiration of the term of the time-based option). Further, the Company shall pay Ms. Pandit a lump sum payment in an amount equal to any Bonus amount that has not yet been paid to her.

Payment of severance benefits pursuant to the Agreement is conditioned on Ms. Pandit executing a general release of all claims against the Company and its affiliates and continued compliance with various covenants in the Agreement prohibiting her engagement in competitive activities, solicitation of clients and employees, disclosure of confidential information and disparagement of the Company, subject to applicable law.

In addition, the Agreement includes an Internal Revenue Code (“Code”) Section 280G “best pay” provision pursuant to which in the event any payments or benefits received by Ms. Pandit would be subject to an excise tax under Code Section 4999, she will receive either the full amount of such payments or a reduced amount such that no portion of the payments is subject to the excise tax, whichever results in the greater after-tax benefit to her.

Michael Weiner Departure

On September 7, 2026, the Company and Mr. Weiner, its Chief Financial Officer, agreed that Mr. Weiner would step down as Chief Financial Officer, effective September 8, 2026, and remain employed by the Company in a transitional capacity through March 31, 2027. The Company expressed its appreciation for Mr. Weiner’s contributions and service to the Company.

In connection with Mr. Weiner’s departure, Mr. Weiner and the Company intend to enter into a separation agreement and general release confirming the terms of Mr. Weiner’s separation from the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1	Employment Agreement between the Company and Sumita Pandit, dated September 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: September 8, 2026	By:	/s/ Sydney Schaub
	Name:	Sydney Schaub
	Title:	Senior Vice President, Chief Legal Officer and Secretary